                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

           -----------------------------------------------------------



The Board of Directors
WebTrends Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of WebTrends Corporation, Inc. of our report dated January 21, 2000, relating to the balance sheets of WebTrends Corporation as of December 31, 1998 and 1999, and the related statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ending December 31, 1999, which report appears in the annual report on Form 10-K of WebTrends Corporation.

/s/ KPMG LLP
KPMG LLP

Portland, Oregon
August 10, 2000